As filed with the Securities and Exchange Commission on August 6, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Clearway Energy, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	46-1777204 (I.R.S. Employer Identification No.)
300 Carnegie Center, Suite 300
Princeton, New Jersey 08540
(609) 608-1525
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael A. Brown
Senior Vice President, General Counsel and Corporate Secretary
Clearway Energy, Inc.
300 Carnegie Center, Suite 300
Princeton, New Jersey 08540
(609) 608-1525
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
M. Preston Bernhisel
Baker Botts L.L.P.
2001 Ross Avenue, Suite 900
Dallas, Texas 75201-2980
Telephone: (214) 953-6783
Facsimile: (214) 661-4783
Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Clearway Energy, Inc.
Class C Common Stock
Debt Securities
Preferred Stock
Clearway Energy, Inc., from time to time, may offer to sell Class C common stock, senior or subordinated debt securities, and preferred stock. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our Class C common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplements may also add, update, or change information contained in this prospectus.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis.
Our Class C common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “CWEN.”
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 2 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the related prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of us and the securities we may offer under this prospectus. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”
We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any related prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the related prospectus supplement. This prospectus and any related prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any related prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained, or such other date referred to in such document, regardless of the time of any sale or issuance of a security.
Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to “Clearway Energy,” “the Company,” “we,” “us” and “our” and similar terms refer to Clearway Energy, Inc. and its direct and indirect subsidiaries on a consolidated basis. References in this prospectus to “Clearway Inc.” refer to Clearway Energy, Inc. and not any of its subsidiaries, unless the context otherwise requires. References to our “common stock” or our “preferred stock” refer to the common stock or preferred stock of Clearway Energy, Inc. and not any of its subsidiaries, unless the context otherwise requires.

FORWARD-LOOKING STATEMENTS
This prospectus, any related prospectus supplement, and the documents incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which involve risks and uncertainties. All statements, other than statements of historical facts, that are included in or incorporated by reference into this prospectus or any related prospectus supplement, or made in presentations, in response to questions or otherwise, that address activities, events or developments that we expect or anticipate to occur in the future, including such matters as projections, capital allocation, future capital expenditures, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our business and operations (often, but not always, through the use of words or phrases such as “believes,” “projects,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “projection,” “target,” “goal,” “objective,” “outlook,” “forecast” and similar expressions), are forward-looking statements. These factors, risks and uncertainties include, but are not limited to, the following:
•
Our ability to maintain and grow our quarterly dividend;

•
Potential risks related to our relationships with Clearway Energy Group LLC (“CEG”) and its owners;

•
Our ability to successfully identify, evaluate and consummate investment opportunities, as well as acquisitions from, and dispositions to, third parties;

•
Our ability to acquire assets from CEG;

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Our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward;

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Changes in law, including judicial decisions;

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Hazards customary to the power production industry and power generation operations such as fuel and electricity price volatility, unusual weather conditions (including wind and solar conditions), catastrophic weather-related or other damage to facilities, unscheduled generation outages, maintenance or repairs, unanticipated changes to fuel supply costs or availability due to higher demand, shortages, transportation problems or other developments, environmental incidents, or electric transmission or gas pipeline system constraints and the possibility that we may not have adequate insurance to cover losses as a result of such hazards;

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Our ability to operate our businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from our asset-based businesses in relation to our debt and other obligations;

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The willingness and ability of counterparties to our offtake agreements to fulfill their obligations under such agreements;

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Our ability to enter into contracts to sell power and procure fuel on acceptable terms and prices;

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Government regulation, including compliance with regulatory requirements and changes in market rules, rates, tariffs and environmental laws;

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Operating and financial restrictions placed on us that are contained in the facility-level debt facilities and other agreements of certain subsidiaries and facility-level subsidiaries generally, in the Clearway Energy Operating LLC (“Clearway Operating LLC”) amended and restated revolving credit facility and in the indentures governing our outstanding senior unsecured notes; and

•
Cyber terrorism and inadequate cybersecurity, or the occurrence of a catastrophic loss and the possibility that we may not have adequate insurance to cover losses resulting from such hazards or the inability of our insurers to provide coverage.

Any forward-looking statement speaks only as of the date on which it was made, and except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause the Company’s actual results to differ materially from those contemplated in any forward-looking statements included in this prospectus or incorporated herein by reference should not be construed as exhaustive.

SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that may be important to you or that you should consider before investing in our securities. You should read the entire prospectus carefully, including the “Risk Factors” section and the other documents we refer to and incorporate by reference, in order to understand this offering fully. In particular, we incorporate important business and financial information into this prospectus by reference.
Our Company
We are a publicly-traded energy infrastructure investor with a focus on investments in clean energy and owner of modern, sustainable and long-term contracted assets across North America. We are sponsored by CEG.
We were incorporated as a Delaware corporation on December 20, 2012. Our Class C common stock is listed on the NYSE under the symbol “CWEN.” Our headquarters and principal executive offices are located at 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Our telephone number is (609) 608-1525. Our website is www.clearwayenergy.com. Information on our website is not part of this prospectus and is not incorporated into this prospectus by reference.
You can get more information regarding our business by reading our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, and the other reports we file with the SEC. See “Where You Can Find More Information.”

RISK FACTORS
Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings we make with the SEC, and in any prospectus supplement. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. In that case, the trading price of our common stock or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities offered thereby for general corporate purposes, which may include, among other things:
•
repayment or refinancing of all or a portion of our indebtedness outstanding at the time;

•
funding working capital, capital expenditures or acquisitions.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK
The following description of the Company’s capital stock is a summary and does not purport to be complete. It should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Company’s Restated Certificate of Incorporation (“Certificate of Incorporation”) and the Company’s Fourth Amended and Restated Bylaws (“Bylaws”). The following description may not contain all of the information that is important to you. To understand them fully, you should read the Certificate of Incorporation, the Bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).
Authorized Capitalization
The Company’s authorized capital stock consists, as of July 31, 2026, of:
(i)
500,000,000 shares of Class B common stock, par value $0.01 per share (“Class B common stock”), of which 42,738,750 shares are issued and outstanding (of which 41,678,637 shares were held in the Voting Trust (as defined below) pursuant to the terms of the Voting Trust Agreement described below under “— Voting Trust Agreement”);

(ii)
1,000,000,000 shares of Class C common stock, par value $0.01 per share (“Class C common stock”), of which 121,174,960 shares are issued and outstanding;

(iii)
1,000,000,000 shares of Class D common stock, par value $0.01 per share (“Class D common stock”), of which 41,361,142 shares are issued and outstanding; and

(iv)
10,000,000 shares of preferred stock, par value $0.01 per share, none of which are issued and outstanding.

In addition, as of July 31, 2026, (i) an aggregate of 3,568,188 shares of Class C common stock are reserved for issuance under the Company’s equity-based compensation plans and (ii) an aggregate of 84,099,892 shares of Class C common stock are reserved for issuance upon the exchange of Class B units or Class D units of Clearway Energy LLC (“Clearway LLC”). Unless the Board of Directors of the Company (the “Board”) determines otherwise, the Company will issue all shares of its capital stock in uncertificated form.
Class B Common Stock
Voting Rights
Each share of Class B common stock entitles the holder to one vote with respect to each matter presented to the Company’s stockholders on which the holders of Class B common stock are entitled to vote. Holders of shares of Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters presented to the Company’s stockholders for their vote or approval, except as otherwise required by applicable law or the listing requirements of any exchange on which shares of the Company’s common stock are listed. Holders of shares of Class B common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on the Board and as otherwise provided in the Certificate of Incorporation or required by law, all matters to be voted on by holders of shares of Class B common stock, Class C common stock and Class D common stock must be approved by a majority, on a combined basis, of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by the Company’s stockholders must be approved by a plurality of the votes entitled to be cast by all shares of common stock on a combined basis.
As of July 31, 2026, 41,678,637 shares of Class B common stock were held in the Voting Trust described below under “— Voting Trust Agreement”, and such shares will be voted by the Voting Trustee (as defined below) in accordance with the terms of the Voting Trust Agreement.
Dividend and Liquidation Rights
Holders of shares of Class B common stock do not have any right to receive dividends, other than dividends payable solely in shares of Class B common stock in the event of payment of a dividend in shares of common stock payable to holders of Class C common stock, or to receive a distribution upon the Company’s liquidation or winding up except for their right to receive payment for the par value of their shares of Class B common stock in connection with the Company’s liquidation.
Mandatory Redemption
In the event that, pursuant to the Exchange Agreement (as defined below), among the Company, Clearway LLC and CEG, the CEG Member (as defined below) exchanges Class B units of Clearway LLC for shares of Class C common stock, an equivalent number of outstanding shares of Class B common stock will be subject to mandatory redemption at a price per share equal to par value. Shares of Class B common stock so redeemed are automatically cancelled and are not available to be reissued.
Class C Common Stock
Voting Rights
Each share of Class C common stock entitles the holder to 1/100th of one vote with respect to each matter presented to the Company’s stockholders on which the holders of Class C common stock are entitled to vote. Holders of shares of Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters presented to the Company’s stockholders for their vote or approval, except as otherwise required by applicable law or the listing requirements of any exchange on which shares of the Company’s common stock are listed. Holders of shares of Class C common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on the Board and as otherwise provided in the Certificate of Incorporation or required by law, all matters to be voted on by holders of shares of Class B common stock, Class C common stock and Class D common stock must be approved by a majority, on a combined basis, of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by the Company’s stockholders must be approved by a plurality of the votes entitled to be cast by all shares of common stock on a combined basis.
Dividend Rights
Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of the Company’s outstanding shares of Class C common stock are entitled to receive dividends, if any, as may be declared from time to time by the Board out of legally available funds. Dividends upon shares of Class C common stock may be declared by the Board at any regular or special meeting, and may be paid in cash, in property or in shares of capital stock. The holders of shares of Class C common stock will share ratably in all dividends as may be declared by the Board in respect of the outstanding common stock. Before payment of any dividend, there may be set aside out of any of the Company’s funds available for dividends, such sums as the Board deems proper as reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any of the Company’s property or for any proper purpose, and the Board may modify or abolish any such reserve. Furthermore, because the Company is a holding company, its ability to pay dividends on shares of Class C common stock is limited by restrictions on the ability of its subsidiaries to pay dividends or make other distributions to the Company, including restrictions under the terms of the agreements governing its indebtedness.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, holders of shares of Class C common stock would be entitled to share ratably in the Company’s assets that are legally available for distribution to stockholders after payment of its debts and other liabilities and the liquidation preference of any of the outstanding shares of preferred stock, subject only to the right of the holders of shares of Class B common stock and Class D common stock to receive payment for the par value of their shares in connection with the Company’s liquidation.
Other Rights
Holders of shares of the Company’s Class C common stock have no preemptive, conversion or other rights to subscribe for additional shares. All outstanding shares are, when issued, validly issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of shares of Class C common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.
Listing
The Class C common stock is listed on the NYSE under the symbol “CWEN.”
Transfer Agent and Registrar
The transfer agent and registrar for the Class C common stock is Computershare Shareowner Services, LLC.
Class D Common Stock
Voting Rights
Each share of Class D common stock entitles the holder to 1/100th of one vote with respect to each matter presented to the Company’s stockholders on which the holders of Class D common stock are entitled to vote. Holders of shares of Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters presented to the Company’s stockholders for their vote or approval, except as otherwise required by applicable law or the listing requirements of any exchange on which shares of the Company’s common stock are listed. Holders of shares of Class D common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on the Board and as otherwise provided in the Certificate of Incorporation or required by law, all matters to be voted on by holders of shares of Class B common stock, Class C common stock and Class D common stock must be approved by a majority, on a combined basis, of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by the Company’s stockholders must be approved by a plurality of the votes entitled to be cast by all shares of common stock on a combined basis.
Dividend and Liquidation Rights
Holders of shares of Class D common stock do not have any right to receive dividends, other than dividends payable solely in shares of Class D common stock in the event of payment of a dividend in shares of common stock payable to holders of Class C common stock, or to receive a distribution upon the Company’s liquidation or winding up except for their right to receive payment for the par value of their shares of Class D common stock in connection with the Company’s liquidation.
Mandatory Redemption
In the event that, pursuant to the Exchange Agreement, the CEG Member exchanges Class D units of Clearway LLC for shares of Class C common stock, an equivalent number of outstanding shares of Class D common stock will be subject to mandatory redemption at a price per share equal to par value. Shares of Class D common stock so redeemed are automatically cancelled and are not available to be reissued.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as the shares of Class C common stock remain listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of Class C common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices.
Preferred Stock
Under the Certificate of Incorporation, the Company is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, none of which is issued and outstanding.
The Board is authorized to provide for the issuance of shares of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by the Company’s stockholders. Any preferred stock so issued may rank senior to the Company’s common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the Company’s stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. At present, the Company has no plans to issue any preferred stock.
Voting Trust Agreement
CEG is a party to a Voting Trust Agreement (the “Voting Trust Agreement”) with Wilmington Trust, National Association, as the voting trustee thereunder (the “Voting Trustee”), pursuant to which, as of July 31, 2026, CEG has deposited into a voting trust (the “Voting Trust”) 41,678,637 shares of Class B common stock (the “Voting Trust Shares”). The following is a description of the material terms of the Voting Trust Agreement.
Proportionate Voting
Under the Voting Trust Agreement, on any matter presented to the Company’s stockholders for a vote, including the election or removal of directors and any corporate action (including certain proposed change of control transactions of the Company), the Voting Trustee is required to vote the Voting Trust Shares in the same proportion as the votes cast by all stockholders of the Company (including CEG with respect to any shares not held in the Voting Trust). For any matter subject to a vote of the holders of the same class or series of securities as any Voting Trust Shares (voting separately as a class and not together with one or more other classes or series of voting securities of the Company), the Voting Trustee is required to vote the Voting Trust Shares corresponding to such class or series in accordance with the written direction of CEG.
Dividends and Distributions
Upon the declaration by the Company of any dividend or distribution with respect to any Voting Trust Shares, the Voting Trustee will instruct the Company to cause such dividend or distribution to be paid or delivered directly to CEG as if CEG itself held the Voting Trust Shares; provided, that any dividend or distribution paid in the form of voting securities of the Company will be retained by the Voting Trustee in the Voting Trust and will be subject to all of the terms and conditions of the Voting Trust Agreement.
Transfers
Under the Voting Trust Agreement, CEG may not sell, transfer or otherwise dispose of any Voting Trust Shares, except in certain limited situations. Upon completion of any transfer of Voting Trust Shares permitted under the Voting Trust Agreement, such Voting Trust Shares generally will no longer be subject to the terms and conditions of the Voting Trust Agreement.
Share Issuances; Share Releases
Under the Voting Trust Agreement, the Voting Trustee is required to release from the Voting Trust to CEG (each such release, a “Share Release”) a specified number of Voting Trust Shares upon the occurrence of (i) any issuance by the Company of additional shares of Class C common stock or other voting securities (other than to CEG or a CEG Related Person (as defined in the Voting Trust Agreement)), (ii) any corporate action affecting the total relative voting power that CEG holds in the Company or (iii) any exchange by CEG of Class B units of Clearway LLC for shares of Class C common stock under the Exchange Agreement (a “B/C Exchange”). The number of shares to be released in any Share Release will be calculated in accordance with the Voting Trust Agreement and is intended to cause the total relative voting power that CEG holds in the Company as of immediately following such Share Release to equal the total relative voting power that CEG would have held as of immediately following such issuance, corporate action or B/C Exchange had (i) the conversion of each share of the Company’s former Class A common stock into one share of Class C common stock, which occurred on May 1, 2026, not occurred, (ii) the creation of the Voting Trust and the deposit of the initial Voting Trust Shares into the Voting Trust not occurred and (iii), in the case of a B/C Exchange, the Class B units of Clearway LLC subject to such B/C Exchange been exchanged for shares of Class A common stock rather than shares of Class C common stock (the “Hypothetical Baseline Voting Power”). Upon completion of any Share Release, any Voting Trust Shares so released from the Voting Trust will no longer be subject to the terms and conditions of the Voting Trust Agreement.
In addition, if, as a result of any B/C Exchange (or certain sales, transfers or other dispositions of shares of Class C common stock received in a B/C Exchange), CEG’s total relative voting power in the Company exceeds the Hypothetical Baseline Voting Power, CEG will be required to deposit into the Voting Trust additional shares of Class B common stock in an amount that would cause CEG’s total relative voting power as of immediately following such deposit to equal the Hypothetical Baseline Voting Power.
Term; Termination
The Voting Trust is irrevocable by CEG and will terminate only upon the earliest to occur of (i) an event constituting a change of control of the Company, (ii) the dissolution or liquidation of the Company or (iii) the time at which no Voting Trust Shares remain in the Voting Trust.
Corporate Opportunity
As permitted under the DGCL, in the Certificate of Incorporation, the Company renounced any interest or expectancy in, or any offer of an opportunity to participate in, specified business opportunities that are presented to the Company or one or more of its officers, directors or stockholders. In recognition that directors, officers and/or employees of CEG may serve as directors and/or officers of the Company, and CEG and its controlled affiliates, not including the Company (individually, an “Affiliated Company”, and collectively, the “Affiliated Companies”), may engage in similar activities or lines of business that the Company engages in, the Certificate of Incorporation provides for the allocation of certain corporate opportunities between the Company and the Affiliated Companies. Specifically, none of the Affiliated Companies will have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that the Company engages in. In the event that a director or officer of any Affiliated Company who also is one of the Company’s directors or officers acquires knowledge of a potential transaction or matter which may be a corporate opportunity for any of the Affiliated Companies and the Company, the Company will not have any expectancy in such corporate opportunity, and the director or officer will not have any duty to present such corporate opportunity to the Company and may pursue or acquire such corporate opportunity for himself/herself or direct such opportunity to another person. A corporate opportunity that an officer or director of the Company who is also a director or officer of any of the Affiliated Companies acquires knowledge of will not belong to the Company unless the corporate opportunity at issue is expressly offered in writing to such person solely in his or her capacity as a director or officer of the Company. In addition, even if a business opportunity is presented to an officer or director of any of the Affiliated Companies, the following corporate opportunities will not belong to the Company: (1) those the Company is not financially able, contractually permitted or legally able to undertake; (2) those not in the Company’s line of business; (3) those of no practical advantage to the Company; and (4) those in which the Company has no interest or reasonable expectancy. Except with respect to the Company’s directors and/or officers who are also directors and/or officers of any of the Affiliated Companies, the corporate opportunity doctrine applies as construed pursuant to applicable Delaware laws, without limitation.

Antitakeover Effects of Delaware Law and the Company’s Certificate of Incorporation and Bylaws
In addition to the disproportionate voting rights that CEG has as a result of its ownership of Class B common stock and Class D common stock, some provisions of Delaware law contain, and the Certificate of Incorporation and the Bylaws contain, a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Board rather than pursue non-negotiated takeover attempts, which the Company believes may result in an improvement of the terms of any such acquisition in favor of the Company’s stockholders. However, these provisions also give the Board the power to discourage acquisitions that some stockholders may favor.
Undesignated Preferred Stock
The ability to authorize undesignated preferred stock will make it possible for the Board to issue preferred stock with superior voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire the Company. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.
Meetings and Elections of Directors
Special Meetings of Stockholders.   The Certificate of Incorporation provides that a special meeting of stockholders may be called only by the Board by a resolution adopted by the affirmative vote of a majority of the total number of directors then in office.
Elimination of Stockholder Action by Written Consent.   The Certificate of Incorporation and the Bylaws provide that holders of the Company’s common stock cannot act by written consent in lieu of a meeting.
Vacancies.   Any vacancy occurring on the Board and any newly created directorship may be filled only by a majority of the directors remaining in office (even if less than a quorum), subject to the rights of holders of any series of preferred stock.
Amendments
Amendments of Certificate of Incorporation.   The provisions described above under “— Special Meetings of Stockholders,” “— Elimination of Stockholder Action by Written Consent” and “— Vacancies” may be amended only by the affirmative vote of holders of at least 66 2∕3% of the combined voting power of outstanding shares of the Company’s capital stock entitled to vote in the election of directors, voting together as a single class.
Amendment of Bylaws.   The Board has the power to make, alter, amend, change or repeal the Bylaws or adopt new bylaws by the affirmative vote of a majority of the total number of directors then in office.
Notice Provisions Relating to Stockholder Proposals and Nominees
The Bylaws also impose some procedural requirements on stockholders who wish to make nominations in the election of directors or propose any other business to be brought before an annual or special meeting of stockholders.
Specifically, a stockholder may (i) bring a proposal before an annual meeting of stockholders, (ii) nominate a candidate for election to the Board at an annual meeting of stockholders, or (iii) nominate a candidate for election to the Board at a special meeting of stockholders that has been called for the purpose of electing directors, only if such stockholder delivers timely notice to the Company’s corporate secretary. The notice must be in writing and must include certain information and comply with the delivery requirements as set forth in the Bylaws.
To be timely, a stockholder’s notice must be received at the Company’s principal executive offices:
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in the case of a nomination or other business in connection with an annual meeting of stockholders, not later than the close of business on the 90th day nor earlier than the close of business on the

120th day prior to the first anniversary of the previous year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days before or delayed more than 70 days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company;
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in the case of a nomination in connection with a special meeting of stockholders, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day before such special meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

With respect to special meetings of stockholders, the Bylaws provide that only such business shall be conducted as shall have been stated in the notice of the meeting.
Delaware Antitakeover Law
The Company has opted out of Section 203 of the DGCL. However, the Certificate of Incorporation provides that in the event CEG and its affiliates cease to beneficially own at least 5% of the total voting power of all the then outstanding shares of the Company’s capital stock, the Company will automatically become subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:
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prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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at or subsequent to that time, the business combination is approved by the Board and by the affirmative vote of holders of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of the Company’s voting stock.
Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Amendments
Any amendments to the Certificate of Incorporation, subject to the rights of holders of the Company’s preferred stock, regarding the provisions thereof summarized under “— Corporate Opportunity” or “— Antitakeover Effects of Delaware Law and the Company’s Certificate of Incorporation and Bylaws” will require the affirmative vote of at least 66 2∕3% of the voting power of all shares of common stock then outstanding.

Fifth Amended and Restated Limited Liability Company Agreement of Clearway LLC
The following is a description of the material terms of the Fifth Amended and Restated Limited Liability Company Agreement of Clearway LLC (the “Clearway LLC Agreement”). The following description is a summary and does not purport to be complete. It should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Clearway LLC Agreement.
Governance
The Company serves as the sole managing member of Clearway LLC. As such, the Company, and effectively the Board, controls the business and affairs of Clearway LLC and is responsible for the management of its business. No other member of Clearway LLC, in its capacity as such, has any authority or right to control the management of Clearway LLC or to bind it in connection with any matter. Any amendment, supplement or waiver of the Clearway LLC Agreement must be approved by a majority of the Company’s independent directors.
Voting and Economic Rights of Members
The limited liability company interests in Clearway LLC are denominated as “units,” which are comprised of three classes: Class C units, which may only be issued to the Company, as the sole managing member, and Class B units and Class D units, which may only be issued to CEG and held by CEG or its permitted assignees or permitted transferees (collectively, the “CEG Member”). Units of each of the three classes have equivalent economic and other rights, except that upon issuance, each holder of a Class B unit will also be issued a share of the Company’s Class B common stock and each holder of a Class D unit will also be issued a share of the Company’s Class D common stock. Each Class B unit and Class D unit is exchangeable for a share of the Company’s Class C common stock, subject to equitable adjustments for stock splits, stock dividends and reclassifications in accordance with the terms of the Exchange Agreement. When the CEG Member exchanges a Class B unit of Clearway LLC for a share of the Company’s Class C common stock, the Company will automatically redeem and cancel a corresponding share of Class B common stock, and the Class B unit will automatically convert into a Class C unit of Clearway LLC issued to the Company. When the CEG Member exchanges a Class D unit of Clearway LLC for a share of the Company’s Class C common stock, the Company will automatically redeem and cancel a corresponding share of the Company’s Class D common stock, and the Class D unit will automatically convert into a Class C unit of Clearway LLC issued to the Company. None of the units have any voting rights.
Net profits and net losses and distributions by Clearway LLC are allocated and made to holders of units in accordance with the respective number of membership units of Clearway LLC held. Clearway LLC will make distributions to the Company and CEG for the purpose of funding tax obligations in respect of income of Clearway LLC that is allocated to the members of Clearway LLC. However, Clearway LLC may not make any distributions to its members if doing so would violate any agreement to which it is then a party or any law then applicable to it, have the effect of rendering it insolvent or result in it having net capital lower than that required by applicable law. Additionally, because the Company’s operations are conducted primarily through Clearway Operating LLC, a wholly owned subsidiary of Clearway LLC, and Clearway Operating LLC’s Amended and Restated Credit Agreement restricts the ability of Clearway Operating LLC to make distributions to Clearway LLC, Clearway LLC may not have any funds available to make distributions to the Company and CEG (including with respect to tax obligations).
Coordination of the Company and Clearway LLC
At any time the Company issues a share of its Class C common stock for cash, the net proceeds therefrom will promptly be transferred to Clearway LLC and Clearway LLC will, at the Company’s election, either:
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(i) transfer a newly issued Class C unit of Clearway LLC to the Company or (ii) purchase Class B units or Class D units from the CEG Member, which Class B units or Class D units, as applicable, will automatically be reclassified into Class C units; or

•
use a portion of the net proceeds to purchase a Class B unit or Class D unit of Clearway LLC from the CEG Member, which Class B unit or Class D unit will automatically convert into a Class C unit of Clearway LLC when transferred to the Company.

In the event Clearway LLC purchases a Class B unit or a Class D unit of Clearway LLC from the CEG Member, the Company will concurrently redeem and cancel the corresponding share of its Class B common stock or Class D common stock, as applicable.
If the Company issues other classes or series of equity securities, Clearway LLC will issue, and the Company will use the net proceeds therefrom to purchase, an equal amount of units with designations, preferences and other rights and terms that are substantially the same as the Company’s newly-issued equity securities. Conversely, if the Company elects to redeem any shares of its Class C common stock (or its equity securities of other classes or series) for cash, Clearway LLC will, immediately prior to such redemption, redeem an equal number of Class C units (or its units of the corresponding classes or series) held by the Company upon the same terms and for the same price, as the shares of Class C common stock (or equity securities of such other classes or series) so redeemed.
Issuances and Transfer of Units
Class C units may only be issued to the Company, as the sole managing member of Clearway LLC, and are non-transferable except upon redemption by Clearway LLC. Class B units and Class D units may only be issued to the CEG Member. Class B units and Class D units may not be transferred without the Company’s consent, which may not be unreasonably withheld, conditioned or delayed, except the CEG Member may transfer Class B units or Class D units to any of its direct or indirect limited partners or other equityholders and to a permitted transferee (including an affiliate) without the Company’s consent. The CEG Member may not transfer any Class B units or Class D units to any person unless the CEG Member transfers an equal number of shares of the Company’s Class B common stock or Class D common stock, as applicable, to the same transferee.
Exchange Agreement
The Company is a party to a Third Amended and Restated Exchange Agreement with CEG and Clearway LLC (the “Exchange Agreement”), pursuant to which the CEG Member may, from time to time, cause Clearway LLC to (i) exchange its Class B units for shares of the Company’s Class C common stock or (ii) exchange its Class D units for shares of the Company’s Class C common stock, in each case, on a one-for-one basis, subject to adjustments for stock splits, stock dividends and reclassifications. The Exchange Agreement also provides that, subject to certain exceptions, the CEG Member does not have the right to cause Clearway LLC to exchange Class B units or Class D units if Clearway LLC determines that such exchange would be prohibited by law or regulation or would violate other agreements to which the Company may be subject, and the Company may impose additional restrictions on exchange that it determines necessary or advisable so that Clearway LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes.
When the CEG Member exchanges a Class B unit of Clearway LLC for a share of the Company’s Class C common stock, the Company will automatically redeem and cancel a corresponding share of the Company’s Class B common stock and the Class B unit will automatically convert into a Class C unit when issued to the Company. Similarly, when the CEG Member exchanges a Class D unit of Clearway LLC for a share of the Company’s Class C common stock, the Company will automatically redeem and cancel a corresponding share of the Company’s Class D common stock and the Class D unit will automatically convert into a Class C unit when issued to the Company. As a result, when the CEG Member exchanges its Class B units or Class D units for shares of the Company’s Class C common stock, the Company’s interest in Clearway LLC will be correspondingly increased.
Additionally, when the CEG Member exchanges a Class B unit or Class D unit of Clearway LLC for shares of the Company’s Class C common stock, the CEG Member will pay the Company an equitable cash settlement on the applicable exchange date for the value of certain of the Company’s assets that are not held through Clearway LLC. The amount of any such payment will be calculated based on the net present value of the projected discounted cash flow of such assets, using a discount rate equal to the weighted average cost of capital for such assets, and the daily volume-weighted average closing price of the Company’s Class C common stock for the trailing 30 trading days ending on the second trading day prior to the applicable exchange date.

The Company has reserved for issuance 84,099,892 shares of the Company’s Class C common stock, which is the aggregate number of shares of Class C common stock expected to be issued over time upon the exchange of all Class B units and Class D units of Clearway LLC currently outstanding.
Indemnification and Exculpation
To the extent permitted by applicable law, Clearway LLC will indemnify its and its affiliate’s members, partners, shareholders, directors, officers, fiduciaries and trustees, as well as the Company’s authorized officers and the Company’s other employees and agents, from and against any losses, liabilities, damages, costs, expenses, fees or penalties incurred in connection with serving in such capacities, provided that the acts or omissions of these indemnified persons are not the result of bad faith, fraud, willful misconduct or, in the case of a criminal matter, knowledge that the indemnified person’s conduct was unlawful.
Such indemnified persons will not be liable to Clearway LLC for damages incurred as a result of any acts or omissions of these persons, provided that the acts or omissions of these exculpated persons are not the result of bad faith, fraud, willful misconduct or, in the case of a criminal matter, knowledge that the indemnified person’s conduct was unlawful.
Amended and Restated Registration Rights Agreement
The Company entered into an amended and restated registration rights agreement with CEG (as successor-in-interest to NRG Energy, Inc.), pursuant to which CEG and its affiliates will be entitled to demand registration rights, including the right to demand that a shelf registration statement be filed, and “piggyback” registration rights, for shares of the Company’s Class C common stock that are issuable upon exchange of Class B units or Class D units of Clearway LLC that CEG owns.

DESCRIPTION OF DEBT SECURITIES
We may offer secured or unsecured debt securities, which may be convertible or non-convertible. Our debt securities will be issued under an indenture to be entered into between us and CSC Delaware Trust Company.
We have summarized certain general features of the debt securities from the indenture. A form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities will be described in the related prospectus supplement.
General
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.
Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):
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title and aggregate principal amount;

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whether the securities will be senior or subordinated;

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applicable subordination provisions, if any;

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whether securities issued by us will be entitled to the benefits of any form of guarantee;

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conversion or exchange into other securities;

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whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

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percentage or percentages of principal amount at which such securities will be issued;

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maturity date(s);

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interest rate(s) or the method for determining the interest rate(s);

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dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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redemption (including upon a “change of control”) or early repayment provisions;

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authorized denominations;

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form;

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amount of discount or premium, if any, with which such securities will be issued;

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whether such securities will be issued in whole or in part in the form of one or more global securities;

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identity of the depositary for global securities;

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whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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conversion or exchange features;

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any covenants applicable to the particular debt securities being issued;

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any defaults and events of default applicable to the particular debt securities being issued;

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currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

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time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

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securities exchange(s) on which the securities will be listed, if any;

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whether any underwriter(s) will act as market maker(s) for the securities;

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extent to which a secondary market for the securities is expected to develop;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

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provisions relating to covenant defeasance and legal defeasance;

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provisions relating to satisfaction and discharge of the indenture;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

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additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.
Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.
The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and as otherwise described in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities will be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

PLAN OF DISTRIBUTION
Initial Offering and Sale of Securities
We may sell securities from time to time in one or more transactions separately or in combination. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.
Agents whom we designate may solicit offers to purchase the securities.
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If required, we will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

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Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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Agents may be deemed to be underwriters under the Securities Act, of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.
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If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

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We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, material relationships between the Company and underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

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The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell the securities.

We may use a dealer to sell the securities.
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If we use a dealer, we will sell the securities to the dealer, as principal.

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The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

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We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.
We may engage in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise.
We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.
We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.
We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.
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If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

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These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

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We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.
Unless otherwise specified in connection with a particular underwritten offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.
We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement that includes this prospectus).
We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the related prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the related prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the related prospectus supplement or otherwise.
We may sell shares of our common stock under a direct stock purchase and dividend reinvestment plan to be established after the date of this prospectus. The terms of any such plan will be set forth in the applicable prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities that may be offered hereby will be passed upon for us by Baker Botts L.L.P., Dallas, Texas. If legal matters in connection with the offering made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The financial statements as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2025 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Clearway Energy, Inc. for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
INCORPORATION BY REFERENCE OF CERTAIN INFORMATION
The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) are incorporated by reference herein:
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Our Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 24, 2026.

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed on March 24, 2026.

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Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed on May 8, 2026.

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Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed on August 5, 2026.

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Our Current Reports on Form 8-K filed on January 7, 2026, January 8, 2026, January 13, 2026, March 9, 2026, April 2, 2026, May 1, 2026 (other than Item 7.01) and May 15, 2026 (other than Item 7.01).

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The description of our Class C common stock contained in the Registration Statement on Form 8-A/A filed with the SEC on April 29, 2026, to register such securities under the Exchange Act including any amendment or report filed for the purpose of updating such description.

The information incorporated by reference contains important information about us and our financial condition and is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may obtain any of the documents incorporated by reference from the SEC through the SEC’s website at www.sec.gov. You may also request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by visiting our website at www.clearwayenergy.com, or by writing or calling us at the following address:
Clearway Energy, Inc.
300 Carnegie Center, Suite 300
Princeton, NJ 08540
(609) 608-1525
Attention: Corporate Secretary
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting, proxy and information requirements of the Exchange Act, and as a result are required to file periodic reports, proxy statements and other information with the SEC. Such reports and other information (including the documents incorporated by reference into this prospectus supplement) are available to the public on the SEC’s website at www.sec.gov.
Additionally, our filings with the SEC that are filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act are available free of charge through the “Investor Relations” section of our website (www.clearwayenergy.com) as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus except for the documents specifically incorporated by reference as noted above.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following is a statement of the estimated expenses (other than underwriting discounts and commissions), to be paid solely by the registrant, in connection with the issuance and distribution of the securities being registered hereby:
Amount to be Paid
SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Stock exchange listing fees		**
Blue sky fees		**
Printing fees		**
Rating agency fees		**
Trustee’s fees and expenses		**
Miscellaneous		**
Total	$	**

*
In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee.

**
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate to incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Delaware General Corporation Law; Certificate of Incorporation
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation provides for this limitation of liability.
Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the director, officer, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
Bylaws
Our Bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.
Indemnification Agreements
We have entered into indemnification agreements with certain of our executive officers and directors pursuant to which we agree to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith.
The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Certificate of Incorporation, our Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
Insurance
We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
Item 16.   Exhibits.
EXHIBIT INDEX
Exhibit Number	Description	Method of Filing
1.1	Form of Underwriting Agreement.	To be filed by an amendment or an exhibit to a document to be incorporated or deemed incorporated by reference to this registration statement, including a Current Report on Form 8-K.
3.1	Restated Certificate of Incorporation of Clearway Energy, Inc., dated as of May 1, 2026.	Incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on May 1, 2026.

Exhibit Number	Description	Method of Filing
3.3	Fourth Amended and Restated Bylaws of Clearway Energy, Inc., dated August 31, 2018.	Incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 5, 2018.
4.2	Form of Specimen Stock Certificate for Class C Common Stock.	Incorporated herein by reference to Exhibit 4.14 to the Company’s Annual Report on Form 10-K filed on February 28, 2019.
4.3	Form of Indenture for Debt Securities of Clearway Energy, Inc. (including form of Debt Security).	Filed herewith.
4.4	Form of Certificate of Designation.	To be filed by an amendment or an exhibit to a document to be incorporated or deemed incorporated by reference to this registration statement, including a Current Report on Form 8-K.
4.5	Form of Specimen Preferred Stock Certificate.	To be filed by an amendment or an exhibit to a document to be incorporated or deemed incorporated by reference to this registration statement, including a Current Report on Form 8-K.
5.1	Opinion of Baker Botts L.L.P.	Filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP, independent public registered accounting firm with respect to the audited financials of Clearway Energy, Inc.	Filed herewith.
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.	Filed herewith.
23.3	Consent of Baker Botts L.L.P.	Included in Exhibit 5.1.
24.1	Powers of Attorney.	Included on the signature pages hereof.
25.1	T-1 Statement of Eligibility of Trustee on Form T-1 of CSC Delaware Trust Company.	Filed herewith.
107	Filing Fee Table.	Filed herewith.
Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered to sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2026.
CLEARWAY ENERGY, INC.
/s/ Craig Cornelius Craig Cornelius President, Chief Executive Officer and Director
POWER OF ATTORNEY
KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally Craig Cornelius, Michael A. Brown and Amelia McKeithen, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Craig Cornelius Craig Cornelius	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2026
/s/ Sarah Rubenstein Sarah Rubenstein	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 6, 2026
/s/ Jonathan Bram Jonathan Bram	Chairman of the Board	August 6, 2026
/s/ Brian R. Ford Brian R. Ford	Director	August 6, 2026
/s/ Nathaniel Anschuetz Nathaniel Anschuetz	Director	August 6, 2026

Signature	Title	Date
/s/ Jennifer Lowry Jennifer Lowry	Director	August 6, 2026
/s/ Bruce MacLennan Bruce MacLennan	Director	August 6, 2026
/s/ Daniel B. More Daniel B. More	Director	August 6, 2026
/s/ E. Stanley O’Neal E. Stanley O’Neal	Director	August 6, 2026
/s/ Olivier Jouny Olivier Jouny	Director	August 6, 2026
/s/ Marc-Antoine Pignon Marc-Antoine Pignon	Director	August 6, 2026
/s/ Paige Goodwin Paige Goodwin	Director	August 6, 2026